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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                               AVANT! CORPORATION
               (Exact name of issuer as specified on its charter)
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            Delaware                                     94-1722214
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              46871 Bayside Parkway
                                Fremont, CA 94538
              (Address of Principal Executive Offices and Zip Code)

                                   -----------
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                                     Paul Lo
                                    President
                              46871 Bayside Parkway
                                Fremont, CA 94538
                                 (510) 413-8000
                    (Name and address, and telephone number,
                   including area code, of agent for service)

                                   -----------
                                    Copy to:
                            Phyllis T. Solomon, Esq.
                           Farella Braun + Martel LLP
                               235 Montgomery St.
                          San Francisco, CA 94104-3159

                         Calculation of Registration Fee

----------------------------------- ---------------- ------------------ ---------------- ---------------
Title of securities to be           Amount to be     Proposed               Proposed        Amount of
registered                          registered(1)    maximum offering       maximum         registration
                                                     price per share(2)     aggregate       fee(3)
                                                                            offering
                                                                            price(2)
----------------------------------- ---------------- ------------------ ---------------- ---------------
Employee Stock Purchase Plan (par   250,000 shares        $19.05        $4,762,500.00    $438.15
value $.0001)
----------------------------------- ---------------- ------------------ ---------------- ---------------

------------------
(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for purposes of determining the registration fee of $438.15, which represents the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on May 16, 2002.

(3) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on May 16, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Company hereby incorporates by reference in this Registration Statement the following documents:

        a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

        b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

        c. The Company's Current Report on Form 8-K filed with the Commission on May 6, 2002;

        d. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 2001; and

        e. The description of the Company's capital stock contained in the Company's Registration Statement No. 0-25864 on Form 8-A filed with the Commission on April 12, 1995 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 4. Description of Securities

               Not Applicable.

Item 5. Interests of Named Experts and Counsel

               Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

        The Company also maintains insurance policies which insure the directors and officers of the Company against certain liabilities including claims arising out of alleged wrongful acts by such persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

Item 7. Exemption from Registration Claimed

               Not Applicable.

Item 8. Exhibits

               3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference from the Company's Registration Statement on Form S-3A (File No. 333-67629) as declared effective on January 22, 1999.)

               3.2 Amended and Restated Bylaws of the Company (Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001.)

               4.1 Rights Agreement dated September 4, 1998 between the Registrant and Harris Trust Company of California (Incorporated by reference from the Company's Registration Statement on Form 8-A12G filed with the Commission on September 18, 1998.)


               4.1.1 First Amendment to Rights Agreement dated December 3, 2001 between the Registrant and Harris Trust Company of California (Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal


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


                      year ended December 31, 2001, filed with the Commission on April 1, 2002)

                5 Opinion and Consent of Farella Braun + Martel LLP regarding the legality of the securities being registered

               23.1   Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants

               23.2   Consent of KPMG LLP, Independent Auditors

               23.3 Consent of BDO Seidman, LLP, Independent Auditors of Subsidiary Not Consolidated and 50-percent-or-less-owned Person

               23.4   Consent of Farella Braun + Martel LLP (included in Exhibit
                      5)

               24     Power of Attorney (included in signature page hereof)

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.


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


        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

        Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 20th day of May, 2002.

                                           AVANT! CORPORATION

                                    By:    /s/ Paul Lo
                                           -------------------------------------
                                           Paul Lo
                                           President and Chief Operating Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Avant! Corporation, a Delaware corporation, do hereby constitute and appoint Paul Lo and Viraj J. Patel, each individually and without the others, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons, in the capacities indicated on the 20th day of May, 2002.


               Signature                                  Title
        /s/ Paul Lo                        President and Chief Operating Officer
        ----------------------------           (Principal Executive Officer)
        Paul Lo

        /s/ Viraj J. Patel                     Head of Finance and Treasurer
        ----------------------------           (Principal Financial Officer)
        Viraj J. Patel

        /s/ Scott Spangenberg                    Head of Corporate Accounting
        ----------------------------            (Principal Accounting Officer)
        Scott Spangenberg

        /s/ Moriyuki Chimura                              Director
        ----------------------------
        Moriyuki Chimura

        /s/ Gerald C. Hsu                           Chairman of the Board
        ----------------------------
        Gerald C. Hsu

        /s/ Nelson Lane Kelley                            Director
        ----------------------------
        Nelson Lane Kelley

        /s/ Toyohiko Muraki                               Director
        ----------------------------
        Toyohiko Muraki

        /s/ Charles St. Clair                             Director
        ----------------------------
        Charles St. Clair

        /s/ Kenneth Tai                                   Director
        ----------------------------
        Kenneth Tai

        /s/ Daniel D. Taylor                              Director
        ----------------------------
        Daniel D. Taylor


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


                                  Exhibit Index

Exhibit No.                                  Description
    5                         Opinion of Farella Braun + Martel LLP

    23.1                      Consent of PricewaterhouseCoopers LLP,
                              Independent Accountants

    23.2                      Consent of KPMG LLP, Independent Auditors

    23.3                      Consent of BDO Seidman, LLP, Independent
                              Auditors of Subsidiary Not Consolidated and
                              50-percent-or-less-owned Persons


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